Exhibit 10.1

THIS AMENDMENT NO. 1 (THIS "AMENDMENT") TO THE AMENDED AND RESTATED RESEARCH, DEVELOPMENT AND SUPPLY AGREEMENT (THE "AGREEMENT") IS ENTERED INTO, AS OF THIS 15th DAY OF APRIL, 2009, BY AND BETWEEN:

EPIR Technologies, Inc., a corporation incorporated under the laws of the State of Illinois and having its main place of business at 590 Territorial Drive, Unit B,
Bolingbrook, IL 60440 (hereafter referred to as "EPIR"), as the first party,

AND

Sunovia Energy Technologies, Inc., a company incorporated under the laws of the state of Nevada and having its main place of business at: 6408 Parkland Drive
Suite 104, Sarasota, Florida 34243 (hereafter referred to as "SETI"), as the second party.  EPIR and SETI are jointly referred to hereafter as the "Parties" and individually referred to as a "Party".  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

PREAMBLE

Whereas, EPIR and SETI are parties to the Agreement pursuant to which (i) EPIR is required to develop New Technologies and EPIR Products, develop the necessary manufacturing processes for the EPIR Products and manufacture and supply EPIR Independent Products to SETI, and (ii) SETI is required to develop products that will require the use of EPIR Products or EPIR Independent Products as critical elements thereof and develop distribution channels for such products;

Whereas, as of the date hereof, SETI has made all Scheduled Payments to EPIR pursuant to the terms and conditions of the Agreement, including Section 6.1 of the Agreement, in the aggregate amount of approximately (six million, seven hundred thousand dollars) $6,700,000.00;

Whereas, all payments received from SETI by EPIR are to be used to cover the operating expenses of EPIR towards the research, development and creation of the mass manufacturing processes for the solar technologies;

Whereas, SETI desires to amend the Agreement and, in consideration thereof, (i) accelerate its payment of the June 1, 2009 Scheduled Payment and (ii) issue and deliver to EPIR warrants for the purchase of SETI common stock, as more specifically described in the Warrant attached hereto as Exhibit A (the “Warrant”); and

Whereas, EPIR desires to amend the Agreement and, in consideration thereof, accept (i) the accelerated payment of the June 1, 2009 Scheduled Payment and (ii) warrants for the purchase of SETI common stock, as further described below.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other valuable consideration, the receipt and sufficiency of which is acknowledged, the Parties hereby agree as follows:

1.
SETI Obligations.  In exchange for, and as an integral part of, EPIR's entering into this Amendment, SETI shall deliver (or caused to be delivered) to EPIR, for no cash or other consideration (except as set forth herein):

a.
the June 1, 2009 Scheduled Payment (as set forth in Schedule A-1 of the Agreement) within seventy-two (72) hours of the Parties' execution of this Amendment, one million dollars ($1,000,000.00) (the "Accelerated Payment") by wire transfer of immediately available funds to a bank account designated by EPIR; and

b.	the executed Warrant, and the Warrant shall be in full force and effect.

2.
Amendment to Section 6.1 of the Agreement.  Pursuant to Section 21.1 of the Agreement, immediately upon the date in which EPIR receives the Accelerated Payment pursuant to Section 1(a) hereof, and without any further action by the Parties, Section 6.1 of the Agreement shall be amended by adding the following new paragraph of text after the second paragraph of text:

"Notwithstanding anything to the contrary set forth in this Agreement, SETI, in its sole discretion, shall, without limitation and subject to the applicability of all of the forgoing provisions of this Section 6.1 (i.e., accrual of interest for late payments), satisfy any or all of the August 1, 2009, October 1, 2009, December 1, 2009 and/or March 1, 2010, one million dollars ($1,000,000.00) Scheduled Payments set forth in Exhibit A-1 by delivering to EPIR one (1) of the following: (y) one million dollars ($1,000,000.00) cash by wire transfer of immediately available funds, or (z) a number of shares of restricted common stock of SETI (the "Scheduled Payment Shares") equal to the quotient of one million dollars ($1,000,000.00), divided by the Conversion Price; provided that SETI's forgoing optional cash/stock payment rights shall only apply to the August 1, 2009, October 1, 2009, December 1, 2009 and March 1, 2010 Scheduled Payments and that SETI shall not have such optional cash/ stock payment rights with respect to any of the other Scheduled Payments; provided further that to the extent any Scheduled Payment Shares are to be issued to EPIR pursuant to and in connection with this paragraph, SETI and EPIR acknowledge and agree to provide representations and warranties to the other party that are customary in similar transactions, and that (1) such Scheduled Payment Shares shall be, upon issuance, duly and validly issued, fully paid and nonassessable, free and clear of all taxes, liens and charges with respect to the issuance thereof, and (2) EPIR shall have rights, and SETI shall have obligations, over and in respect of such Scheduled Payment Shares that are substantially similar to EPIR's rights, and SETI's obligations, respectively, over and in respect of the SETI Shares.  For purposes of this paragraph, the "Conversion Price" shall be an amount equal to the product of seventy-five percent (.75), multiplied by the average closing price on the NASDAQ Over-The-Counter Bulletin Board for shares of common stock of SETI during the previous twenty (20) trading days prior to such Scheduled Payment Date.  By way of example only, assuming that the average closing price on the NASDAQ Over-The-Counter Bulletin Board for shares of common stock of SETI during the previous twenty (20) trading days prior to a Scheduled Payment Date is ten cents ($0.10), then the number of Scheduled Payment Shares shall be calculated as follows:

$1,000,000.00 ÷ ($0.10 x .75) = 13,333,333 million shares of common stock of SETI"

Notwithstanding anything to the contrary set forth in this Amendment, including this Section 2, if the Accelerated Payment has not been received by EPIR prior to EPIR's receipt of the Warrants, the Agreement shall not be amended and this Section 2 shall have no force and effect.

3.
No Other Changes.  Except as specifically amended by this Amendment, the Agreement and the Exhibits and Schedules attached thereto shall remain in full force and effect.  Terms not defined herein shall have the meaning as defined in the Agreement.

4.
No Waiver.  The execution and delivery of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of either Party under the Agreement.

5.	Headings. The section headings contained in this Amendment are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Amendment.

6.
Severability.  If any provision of this Amendment is deemed to be invalid, such provision shall be deemed to be invalid only to extent of such invalidity, without invalidating the remainder of the Amendment.

7.	Counterparts. This Amendment may be executed in one or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

8.
Representations.  Each Party warrants and represents to the other Party, as of the date hereof and as of the date the Warrants are issued, that: (i) such Party has all necessary corporate power and authority to execute and deliver this Amendment, to perform its obligations hereunder and under the Agreement (as amended) and to consummate the transactions contemplated hereby and thereby, and (ii) the execution and delivery of this Amendment by such Party and the consummation by such Party transactions contemplated hereby and under the Agreement (as amended) (a) have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings or actions are necessary to authorize this Amendment or to consummate the transactions contemplated hereby or under the Agreement (as amended)and (b) do not and will not, with or without the giving of notice or lapse of time, or both (1) violate any provision of law, statute, rule or regulation to which such Party is subject, (2) violate any order, judgment or decree applicable such Party, or (c) conflict with, or result in a breach of default under, any term or condition of any agreement or other instrument to which such Party is a party or by which such Party is bound.

[Signature page to follow]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first set forth above.

SUNOVIA ENERGY TECHNOLOGIES, INC.	EPIR TECHNOLOGIES, INC:

SIGNATURE: /s/ CARL SMITH	SIGNATURE: /s/ SIVALINGAM SIVANANTHAN
NAME: CARL SMITH	NAME: SIVALINGAM SIVANANTHAN
TITLE:	TITLE:
DATE:	DATE:

WITNESS SIGNATURES:

/s/	/s/
SIGNATURE OF SETI WITNESS	SIGNATURE OF EPIR WITNESS
PRINTED NAME OF WITNESS	PRINTED NAME OF WITNESS

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